Exhibit 99.1

NovaBay Pharmaceuticals Announces Strategic Shift in U.S. Avenova Commercialization Strategy

Makes board and executive changes and reduces U.S. sales organization to focus only on high-performing, high potential sales territories and specialty pharmacy channel expansion.

Company to hold 2018 fourth quarter and full year conference call on March 28, 2019

EMERYVILLE, Calif. (March 12, 2019) – (NYSE American: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® for the domestic eye care market, announces a strategic shift in its U.S. commercialization strategy to support growth in Avenova sales and maintain cost effectiveness, along with changes to its Board of Directors and executive management team.

NovaBay announces a strategic shift to deploy its sales representatives only in high performing territories and territories it has identified as having significant prescription volume potential along with favorable health plan coverage to support Avenova per-unit revenue. The company will continue to focus on contracting with additional specialty pharmacies as channel partners, which provide quality patient experiences at a negotiated price per prescription. To align with the strategic shift, NovaBay has reduced its U.S. commercial salesforce from 45 to 15 field sales representatives.

In addition, NovaBay made the following personnel changes, all effective immediately:

●     Lead independent Director Paul E. Freiman, who joined the company’s Board of Directors in 2002, has been named Chairman. Former Chairman Mark M. Sieczkarek will continue to serve as a Director of the company.

●     Interim President and Chief Executive Officer, Chief Financial Officer and Treasurer Jack McGovern has resigned from the company.

●     Senior Vice President and General Counsel Justin Hall, who has been with the Company since 2013, has assumed the positions of Interim President and Chief Executive Officer. He will continue to serve as the Company’s General Counsel and Corporate Compliance Officer.

●     Corporate Controller Jason Raleigh, who joined NovaBay in 2016, has assumed the positions of Interim Chief Financial Officer and Treasurer.

“It is highly gratifying to have two qualified and seasoned professionals in Justin Hall and Jason Raleigh, both with NovaBay tenure, step into these key positions,” said Mr. Freiman. “We are highly appreciative of Mark Sieczkarek’s many contributions to our company as Chairman, in addition to his former roles as President and CEO. We are delighted that he will continue serving as a member of our Board.

“We appreciate the support of our current major stockholders who have pledged additional financial resources as we execute on our strategy,” added Mr. Freiman.

“We affirm our assertion that Avenova is the best product available to topically treat chronic bacterial infections, that affect approximately 85% of the dry eye market,” said Mr. Hall. “Given the current reimbursement environment, we are pursuing a cost-efficient growth strategy by only deploying high-performing sales representatives in our best-producing and highest potential prescription volume territories while securing additional relationships within the specialty pharmacy channel. We expect this new strategy to accelerate our path to profitability. We thank the 37 employees who are leaving NovaBay as of March 15, 2019, and look forward to implementing our new U.S. commercial strategy for Avenova.”

Conference Call

NovaBay management will host an investment community conference call on Thursday, March 28, 2019 beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the company’s financial and operational results and to answer questions. Shareholders and other interested parties may participate in the conference call by dialing 800-608-8202 from within the U.S. or 702-495-1913 from outside the U.S., with the conference identification number 6686573.

The live call also will be available at http://novabay.com/investors/events. A replay of the call will be available beginning two hours after its completion through 11:59 p.m. Eastern time April 14, 2019, by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. and entering the conference identification number 6686573. The call will also be archived at http://novabay.com/investors/events.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®
NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies and future focus, our estimated future revenue, and generally the company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to returning to double digit revenue growth, the size of the potential market for our products, improving sales rep productivity and product distribution, obtaining adequate insurance reimbursement, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Socialize and Stay informed on NovaBay’s progress:
Like us on Facebook
Follow us on Twitter
Connect with NovaBay on LinkedIn
Join us on Google+
Visit NovaBay’s Website

Avenova Purchasing Information
For NovaBay Avenova purchasing information:
Please call 800-890-0329 or email sales@avenova.com.
www.Avenova.com

NovaBay Contact
Justin Hall
Interim President and Chief Executive Officer
510-899-8800
jhall@novabay.com

Investor Contact
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

# # #